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                                                                     Exhibit 2.2

                      OMNIBUS AMENDMENT, WAIVER AND CONSENT

     This OMNIBUS AMENDMENT, WAIVER AND CONSENT (this "CONSENT"), dated as of June __, 2004, is made by and among optionsXpress Holdings, Inc., a Delaware corporation ("HOLDINGS"), optionsXpress, Inc., a Delaware corporation ("OPTIONSXPRESS") and each of the other undersigned parties.

     WHEREAS, pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated June __, 2004 (the "MERGER AGREEMENT") by and among Holdings, optionsXpress and optionsXpress MergerCo, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings ("MERGERCO"), in accordance with Section 251(g) of General Corporation Law of Delaware (the "DGCL"), MergerCo shall be merged with and into optionsXpress and optionsXpress shall thereby become a wholly-owned subsidiary of Holdings;

     WHEREAS, pursuant to the Merger Agreement, each share or fraction thereof of common stock of optionsXpress, par value $.000l per share (the "OPTIONSXPRESS COMMON STOCK") outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) shall be converted into one, or an equal fraction of one, validly issued, fully paid and nonassessable share of common stock of Holdings, par value $.0001 per share (the "HOLDINGS COMMON STOCK") and shall cease to represent any rights in any shares of the optionsXpress Common Stock, and any shares of optionsXpress Common Stock outstanding prior to the date hereof shall be canceled and cease to exist;

     WHEREAS, each share or fraction thereof of preferred stock of optionsXpress, par value $.0001 per share (the "OPTIONSXPRESS PREFERRED STOCK") outstanding immediately prior to the Effective Time shall be converted into one, or an equal fraction of one, validly issued, fully paid and nonassessable share of preferred stock of Holdings, par value $.0001 per share (the "HOLDINGS PREFERRED STOCK") and shall cease to represent any rights in any shares of optionsXpress Preferred Stock, and any shares of optionsXpress Preferred Stock outstanding prior to the date hereof shall be canceled and cease to exist;

     WHEREAS, the directors of optionsXpress immediately prior to the Effective Time shall be the directors of Holdings as of the Effective Time;

     WHEREAS, the designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the Holdings Common Stock and the Holdings Preferred Stock shall be the same as those of the optionsXpress Common Stock and optionsXpress Preferred Stock, respectively;

     WHEREAS, the Certificate of Incorporation and Bylaws of Holdings immediately after the Effective Time shall contain provisions identical to the Restated Certificate of Incorporation and Bylaws of optionsXpress immediately prior to the Effective Time (other than with respect to matters excepted by Section 251(g) of the DGCL);

     WHEREAS, optionsXpress and all or certain of the undersigned parties are parties to the Agreements set forth on SCHEDULE I attached hereto, each an "AGREEMENT";

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     WHEREAS, in order to provide the same benefits, privileges and obligations previously afforded to the undersigned parties upon and after the Merger, optionsXpress shall assign and Holdings will assume all of the rights, benefits and obligations that optionsXpress previously possessed under each Agreement;

     WHEREAS, the parties desire to amend each Agreement as hereinafter set forth; and

     WHEREAS, pursuant to each Agreement, optionsXpress and certain, or in some cases all, of the undersigned parties must approve an amendment to such Agreement.

     NOW THEREFORE, each of the undersigned acknowledges and agrees as follows:

     1. Holdings hereby assumes all of the right, title, and interest of optionsXpress in, under and to each Agreement and agrees to be bound by all of the terms, covenants and conditions contained in each Agreement and assumes all of the obligations of optionsXpress under each Agreement as if Holdings were the original signatory under each Agreement (instead of optionsXpress), in accordance with and subject to each Agreement.

     2. All references in each Agreement to optionsXpress, Inc. shall now be references to optionsXpress Holdings, Inc.

     3. Each of the undersigned hereby approves and consents to the consummation of the transactions contemplated by the Merger Agreement, including without limitation the execution and delivery by Holdings of this Consent, and waives any rights or actions under each Agreement relating to the consummation of this Consent and/or the Merger Agreement and hereby acknowledges and agrees that each Agreement shall remain in full force and effect in accordance with its terms (as amended herein) following the closing of the Merger and the execution of this Consent.

     4. The execution of this Consent by the undersigned satisfies the consent requirement in the case of any Agreement's applicable provision concerning the amendment of such Agreement and no party to this Consent or any Agreement will raise as a defense to formation of contract a failure to obtain appropriate consent in this instance and each such party waives any such defense as it relates to this Consent and the transactions contemplated under the Merger Agreement.

     5. It is the intention of the undersigned for each of the parties hereto to be in the same position (with Holdings standing in the place of optionsXpress) they were in immediately prior to the execution of this Consent and the consummation of the Merger after the execution of this Consent and the consummation of the Merger and as such each of the parties hereto agrees that they will execute and deliver, or cause to be executed and delivered any such further documents, agreements and instruments and take such other actions as may be necessary or desirable to carry out the purpose and intent of this Consent.

     6. This Consent shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its choice of laws provisions.

                                       2
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     7.   This Consent may be executed in one or more counterparts (including by means of telecopied signature page) which together shall constitute a single agreement.

     8. Any reference to an Agreement contained in any document, instrument or agreement shall be deemed to be a reference to such Agreement as modified by this Consent.

     9. The terms and provisions set forth in this Consent shall modify and supersede all inconsistent terms and provisions of the Agreements and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Agreements.

                               * * * * * * * * *

                                       3
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     IN WITNESS WHEREOF, the parties hereto have executed this CONSENT on the day and year first above written.

                                             OPTIONSXPRESS, INC.


                                             By:  /s/ DAVID KALT
                                                  ------------------------------
                                             Its: President
                                                  ------------------------------


                                             OPTIONSXPRESS HOLDINGS, INC.


                                             By:  /s/ DAVID KALT
                                                  ------------------------------
                                             Its: CEO
                                                  ------------------------------


                                             G-BAR LIMITED PARTNERSHIP

                                             By:  /s/ JAMES GRAY
                                                  ------------------------------
                                             Its: General Partner


                                             AVRUM GRAY DELTA TRUST FOR JIM
                                             U/A/D JUNE 7, 2002

                                             By:  /s/ JAMES GRAY
                                                  ------------------------------
                                             Its: Trustee

                                                  /s/ DAVID KALT
                                                  ------------------------------
                                                  David Kalt

                                                  /s/ NED BENNETT
                                                  ------------------------------
                                                  Ned Bennett

                                                  /s/ JAMES GRAY
                                                  ------------------------------
                                                  James Gray

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                                             SUMMIT VENTURES VI-A, L.P.

                                             By:  Summit Partners VI (GP), L.P.
                                             Its: General Partner

                                             By:  Summit Partners VI (GP), LLC
                                             Its: General Partner

                                             By:  /s/ [ILLEGIBLE]
                                                  ------------------------------
                                             Its: Member


                                             SUMMIT VENTURES VI-B, L.P.

                                             By:  Summit Partners VI (GP), L.P.
                                             Its: General Partner

                                             By:  Summit Partners VI (GP), LLC
                                             Its: General Partner

                                             By:  /s/ [ILLEGIBLE]
                                                  ------------------------------
                                             Its: Member


                                             SUMMIT VI ADVISORS FUND, L.P.

                                             By:  Summit Partners VI (GP), L.P.
                                             Its: General Partner

                                             By:  Summit Partners VI (GP), LLC
                                             Its: General Partner

                                             By:  /s/ [ILLEGIBLE]
                                                  ------------------------------
                                             Its: Member

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                                             SUMMIT VI ENTREPRENEURS FUND, L.P.

                                             By:  Summit Partners VI (GP), L.P.
                                             Its: General Partner

                                             By:  Summit Partners VI (GP), LLC
                                             Its: General Partner

                                             By:  /s/ [ILLEGIBLE]
                                                  ------------------------------
                                             Its: Member


                                             SUMMIT INVESTORS VI, L.P.

                                             By:  Summit Partners VI (GP), L.P.
                                             Its: General Partner

                                             By:  Summit Partners VI (GP), LLC
                                             Its: General Partner

                                             By:  /s/ [ILLEGIBLE]
                                                  ------------------------------
                                             Its: Member



                                                  /s/ CHRISTOPHER DEAN
                                                  ------------------------------
                                                  Christopher J. Dean

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                                   SCHEDULE I

1. Stockholders Agreement, dated January 15, 2004, by and among optionsXpress and certain of the Stockholders of optionsXpress

2. Registration Agreement, dated January 15, 2004, by and among optionsXpress and certain of the Stockholders of optionsXpress

3. Investor Rights Agreement, dated January 15, 2004, by and among optionsXpress and certain of the Stockholders of optionsXpress

4. Management Rights Agreement, dated January 15, 2004, by and among optionsXpress and certain of the Stockholders of optionsXpress

5. Indemnification Agreement, dated January 15, 2004, by and among optionsXpress and David Kalt

6. Indemnification Agreement, dated January 15, 2004, by and among optionsXpress and Ned Bennett

7. Indemnification Agreement, dated January 15, 2004, by and among optionsXpress and James Gray

8. Indemnification Agreement, dated January 15, 2004, by and among optionsXpress and Christopher J. Dean

9. Amended and Restated Restricted Stock Agreement, dated January 15, 2004, by and among optionsXpress and David Kalt

10. Amended and Restated Restricted Stock Agreement, dated January 15, 2004, by and among optionsXpress and Ned Bennett

11. Amended and Restated Restricted Stock Agreement, dated January 15, 2004, by and among optionsXpress and James Gray

12. Side Letter Agreement, dated January 15, 2004, by and among optionsXpress and Summit Partners, L.P.

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